Exhibit 99.2

Tapinator, Inc. Publishes Updated Investor Presentation

New York, NY – September 27, 2019 – Tapinator, Inc. (OTCQB: TAPM), a developer and publisher of category leading apps for mobile platforms, today announced that it has published an updated investor presentation. The presentation provides current and prospective shareholders with the latest summary of Tapinator’s business and strategy for growth.

The presentation may be found both on the Company’s website and via the following link: http://www.otcmarkets.com/stock/TAPM/video-and-presentations.

Commenting on the investor presentation, Tapinator CEO Ilya Nikolayev said, “Given the rapid and exciting evolution of our business over the past year, we feel there is the real opportunity for Tapinator to emerge as a leader within the mobile gaming and social casino industry. As such, we think there is a strong fundamental investment case to be made to both current and prospective shareholders and believe this new investor presentation will serve as a great tool to develop market awareness for the Tapinator brand and investment opportunity.”

About Tapinator

Tapinator Inc. (OTCQB: TAPM) develops and publishes category leading apps for mobile platforms, with a significant emphasis on social casino games. Tapinator's library includes over 300 titles that, collectively, have achieved over 470 million mobile downloads, including notable properties such as Video Poker Classic, Solitaire Dash and Crypto Trillionaire. Tapinator generates revenues through the sale of branded advertising and via consumer transactions, including in-app purchases and subscriptions. Founded in 2013, Tapinator is headquartered in New York, with product development and marketing teams located in North America, Europe and Asia. Consumers can find high-quality mobile entertainment wherever they see the ‘T’ character logo, or at http://tapinator.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Tapinator, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “think,” “plan,” “feel,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “target,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, among other things, our feeling there is real opportunity for us to emerge as a leader within the mobile gaming and social casino industry, our belief there is a strong fundamental investment case to be made to both current and prospective shareholders and our belief that our new investor presentation will serve as a great tool to develop market awareness for the Tapinator brand and investment opportunity. Forward-looking statements in this release involve substantial risks and uncertainties that could cause the development and monetization of our mobile games, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, our ability to continue Revenue and Bookings growth, our ability to monetize niche opportunities which we believe continue to exist in the casino games business and our ability for our Category Leading Apps business to develop a small number of core franchise titles that can achieve lifespans of at least five to ten years and grow into sustainable market leaders. Tapinator undertakes no obligation to update or revise any forward-looking statements, except as required by applicable law. The quoting and trading of the Company's common stock on the OTC Marketplace is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the Company's operations or business prospects. As a result, there may be volatility in the market price of the shares of the Company's common stock for reasons unrelated to operating performance. Moreover, the OTC Marketplace is not a stock exchange, and trading of securities on it is often more sporadic than trading of securities listed on a national securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Tapinator, please Tapinator's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and may be viewed at http://www.sec.gov.

CONTACT:

Tapinator Investor Relations

investor.relations@tapinator.com

914.930.6232